UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report
November 17, 2008
Date of Earliest Event Reported (November 13, 2008)

SYNCORA HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32950	Not Applicable
(Jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification
No.)

Cannon’s Court
22 Victoria Street
Hamilton, Bermuda HM12
(Address of principal executive
offices, including zip code)

279-7450
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

     Syncora Holdings Ltd. (“Syncora”) is filing this Form 8-K to report actions taken with respect to certain of its executive officers and directors.

     Effective November 19, 2008, Elizabeth A. Keys advised Syncora of her resignation from the position as Senior Vice President and Chief Financial Officer of Syncora. Ms. Keys left to pursue another employment opportunity within the financial services industry.

     Effective November 15, 2008, Mary R. Hennessy advised Syncora of her resignation from the Board of Directors of Syncora due to a combination of factors, including the increasing demands of the Syncora Board and Ms. Hennessy’s other work commitments.

     A press release announcing the departures of Ms. Keys and Ms. Hennessy is filed as Exhibit 99.1 to this report and incorporated herein by reference.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           Dated November 17, 2008

Syncora Holdings Ltd.

By:	/s/Susan Comparato
	Name:	Susan Comparato
	Title:	Acting Chief Executive
Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press Release, “Syncora Holdings Ltd. Announces Departure of Chief Financial Officer Elizabeth Keys, Mary Hennessy, Director, resigns from Syncora Holdings’ Board of Directors”, dated November 17, 2008.